                                                                  Exhibit 10.26

                                    SUBLEASE

      This Sublease is made as of the 9th day of June, 1998 by and between Chicago Title and Trust Company, an Illinois corporation ("Sublessor") and The Chicago Trust Company an Illinois corporation ("Sublessee").

                                   WITNESSETH:

      WHEREAS, pursuant to a lease dated July 24, 1989 (Commencing October 1, 1992, hereinafter referred to as the "Original Lease"), as amended by a First Amendment to Lease dated November 17, 1989; by letter agreements dated October 31, 1989; November 17, 1989; November 30, 1989; December 1, 1989; December 6,
1989 and December 8, 1989 and by a Second Amendment to Lease dated December 23, 1992; a Supplement to Lease dated July 13, 1993; and letter regarding Lobby Termination Notice dated September 24, 1996 true and complete copies of which are annexed hereto as Exhibit A (said Original Lease and the First and Second Amendments and all letter agreements being hereinafter collectively called the "Prime Lease"), Linpro Chicago Land Limited Partnership ("Linpro") leased to Sublessor certain premises designated therein and located in the building known as 171 North Clark Street Chicago, Illinois (such building being hereinafter called the "Building"); and

      WHEREAS, Equity Office Holdings, L.L.C. (the "Prime Landlord") has succeeded to the interest of 161 North Clark Street Limited Partnership, successor in interest to Linpro under the Prime Lease.

      WHEREAS, Sublessor desires to sublet to Sublessee and Sublessee desires to sublease from Sublessor a portion of the premises demised to Sublessor in and by the Prime Lease;

      NOW THEREFORE, in consideration of the premises, mutual covenants, agreements and provisions contained herein and subject thereto, the parties hereto agree as follows:

1. Demised Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby hires and takes from Sublessor for the applicable term as set forth in paragraph two below, the following premises in the Building:

      a. All of the ninth (9th) floor consisting of 28,522 rentable square feet as shown on Exhibit B attached hereto and incorporated herein by this reference (the "9th Floor Space").

      b. A portion of the tenth (10th) floor of the Building consisting of 18,921 rentable square feet in the portion of the 10th floor cross-hatched on Exhibit C attached hereto and incorporated herein by this reference (the "10th Floor Space").

      c. A portion of Lower Level (LL3) of the Building consisting of 1,165 rentable square feet in the portion of LL3 cross-hatched on Exhibit D attached hereto and incorporated herein by this reference (the "LL3 Space").

      The 9th Floor Space, 10th Floor Space, and LL3 Space are hereinafter referred to as the "Premises."

2. Term. Sublessor hereby subleases the Premises to Sublessee and Sublessee hereby hires and takes the Premises for a term of 14 1/4 years, commencing June 9, 1998 (the "Commencement Date") and expiring September 29, 2012 (the "Termination date").

3. Use. The Premises shall be used as executive, administrative, general and clerical offices for the conduct of Sublessee's business, which business shall not be prejudicial to the reputation of, or reflect unfavorably on, the Building so as to detract from it as a location for an outstanding type of business occupancy, including activities incidental thereto, and for no other purpose.

4.    Base Rent.

      a. Sublessee shall pay monthly to Sublessor, in advance, without demand, set off or deduction, commencing on the Commencement Date and on the first day of each and every calendar month thereafter during the term hereof, the sums as set forth on Exhibit E attached hereto and incorporated herein by this reference ("Base Rent").

      b. If the Commencement Date shall occur on a day other than the first day of a calendar month, then the Base Rent to be paid hereunder for the first month shall be adjusted to reflect only those days during such month that this Sublease is in effect. If this Sublease shall expire or terminate with respect to any portion of the Premises on a day other than the last day of a calendar month, then the Base Rent payable for that month with respect to such portion of the Premises shall be adjusted to reflect only those days during such month that this Sublease was in effect with respect to such portion of the Premises.

5. Additional Rent. Sublessee shall pay to Sublessor, as Additional Rent, its proportionate share of any increase in the rent payable by Sublessor to Prime Landlord pursuant to paragraph 2 of the Prime Lease. Sublessee's proportionate share shall be in the same proportion as the Premises bears to the amount of space leased pursuant to the Prime Lease as such amount of Space leased by Sublessor may change from time to time. As of the date of sublease execution, such proportionate share is equal to 17.89%. Sublessee and Sublessor shall adjust such payments of Additional Rent between them annually, according to the procedure set forth in paragraph 2 of the Prime Lease.

      Relative to the payment of its proportionate share of real estate taxes, Sublessee shall pay its proportionate share to Sublessor at the time Prime Landlord bills Sublessor for Sublessor's proportionate share of real estate taxes pursuant to the terms of paragraph 2 of the Prime Lease.

      In the event this Sublease shall expire or terminate other than on the last day of a calendar month, any additional rent to which Sublessor is entitled with respect to the calendar month in which this Sublease expires or terminates shall be prorated and apportioned. If, and to the extent that, Sublessor receives a refund from Prime Landlord of any additional rent which is allocable to additional rent already paid by Sublessee, Sublessor shall refund same to Sublessee within fifteen (15) business days after Sublessor's receipt thereof. The provisions of this paragraph 5 shall survive the expiration or termination of the Sublease.

6.    Incorporation By Reference.

      a. This is a Sublease and is subject and subordinate to the terms, covenants and provisions of the Prime Lease and to the lien of any mortgage or mortgages which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Premises form a part or any leasehold interest therein.

      b. Sublessor represents that the Prime Lease is in full force and effect, that there are no existing defaults under the Prime Lease on the part of Sublessor as tenant thereunder nor does the Prime Landlord claim that there is any existing default thereunder on the part of the Sublessor and that no event has occurred which, with the giving of notice and/or the passage of time or otherwise, will constitute a default thereunder. Sublessor agrees that each of the aforesaid representations shall also be true as of the date of the commencement of the term of this Sublease. Sublessor covenants not to permit the continuance of any default under the Prime Lease beyond the applicable grace period specified therein for curing the same.

      c. Sublessee hereby assumes and agrees to be bound by and observe, fulfill and perform, fully, faithfully and promptly, all the provisions, terms, covenants, conditions and obligations provided in the Prime Lease to bind and/or to be observed, fulfilled and/or performed by Sublessee thereunder to the extent they apply to all or any portion of the Premises, except as amended by this Sublease. All of the terms, covenants, conditions and agreements of the Prime Lease, except such as are, by their nature or purpose, inapplicable and inappropriate to the subleasing of the Premises, pursuant to this Sublease or are inconsistent with or modified or excluded by any of the provisions of this Sublease, are hereby adapted to, incorporated in and made part of this Sublease with the same force and effect as though set forth herein in full; provided, however, that for all purposes of this Sublease, whenever the word "Landlord" appears in the above-mentioned Prime Lease, it shall be deemed to read "Sublessor"; whenever the word "Tenant" appears in said Prime Lease, it shall be deemed to read "Sublessee"; and whenever the word "Lease" appears in said provisions, it shall be deemed to read "Sublease".

      d. The performance by Prime Landlord of its obligations under the Prime Lease shall, for all purposes of this Sublease, be deemed to be the performance of such obligations by Sublessor under the articles of the Prime Lease incorporated herein by reference, and Sublessor's obligations under said articles so incorporated herein shall be limited to the extent to which such obligations are performed by the Prime Landlord under the Prime Lease. Notwithstanding the foregoing, Sublessor shall use its best efforts to assure that the Prime Landlord performs its obligations under the Prime Lease.

7. Assignment and Subletting. Sublessee shall not assign this Sublease or sublet all or any part of the Premises without the prior written consent of Sublessor, and any attempted assignment or sub-subletting in contravention of this provision shall, at Sublessor's option, be null and void and of no force and effect. In the event Sublessee desires to assign or sublet all or any portion of the Premises (the "Intended Sublet/Assignment Space") Sublessee shall first notify Sublessor of its desire to do so and Sublessor shall have thirty (30) days from the receipt of said notice to notify Sublessor that it will recapture the Intended Sublet/Assignment Space for its own use. If the Sublessor does exercise its rights hereunder to recapture the Intended Sublet/Assignment Space, this Sublease shall terminate as to the Intended Sublet/Assignment Space only. Failure by Sublessor to exercise such right of recapture within the thirty (30) day time period shall be deemed a waiver of such right by Sublessor. If Sublessor does not exercise its right of recapture hereunder and Sublessee shall have first obtained the consent thereto of the Prime Landlord, Sublessor shall not withhold its consent to any assignment of the Sublease or subletting of the Premises by Sublessee.

8. Covenant of Quiet Enjoyment. Sublessor covenants that upon Sublessee paying the rent and additional rent and observing and performing all the terms, covenants and conditions hereof on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Premises without disturbance by Sublessor or anyone claiming by, through or under Sublessor.

9. Prime Landlord's Consent. This Sublease is contingent upon Sublessor's promptly securing the prior consent thereto of the Prime Landlord in the form attached as Exhibit F. The cost, if any, of obtaining such consent shall be borne by Sublessor.

10. Prime Lease. Sublessor shall not surrender the Prime Lease nor consent to any modification thereof affecting the Premises without the prior written consent of Sublessee (which consent shall not be unreasonably withheld). Sublessor shall promptly forward to Sublessee copies of all notices received by it which relate to Sublessee's occupancy of the Premises.

11. As Is. No warranties or representations, expressed or implied, are made or intended to be made by Sublessor with respect to the Premises or the Sublease. Sublessee has inspected the Premises and accepts the same "as is," in its condition at the date hereof. Sublessor shall have no obligation to perform any alterations, decorations or other work in or about the Premises. Sublessee acknowledges that it is responsible for all alterations required for Sublessee's occupancy and further acknowledges that all such alterations will be completed in compliance with the Prime Lease. At the expiration or earlier termination of this Sublease, Sublessee shall surrender possession of the Premises to Sublessor in the same condition as it is existing on the Commencement Date, except for normal wear and tear and damage by insured casualty, and except for any modifications or changes to the Premises that Sublessor and Prime Landlord have approved and agreed in writing may remain after the termination of this Sublease.

12. Indemnity. Sublessee shall indemnify Sublessor against and save it harmless from any liability, cost or expense, including reasonable attorneys' fees, in connection with any and all claims made on behalf of or by any person, firm or corporation for personal injury, death or property damage arising from or in connection with the use or occupancy of the Premises or from any breach or default by Sublessee of any of the terms, covenants and conditions of this Sublease.

13. Notices. Any notices required or desired to be given hereunder shall be in writing and shall be either delivered by hand or sent via registered mail, return receipt requested, to be effective upon delivery if hand-delivered, or up no mailing if mailed, to the parties addressed as follows, or to such other address as the parties may by written notice designate:

             Sublessor:  Chicago Title and Trust Company
                         171 N. Clark Street
                         Chicago, IL 60601
                         Attn: Vice President/Real Estate

             Sublessee:  The Chicago Trust Company
                         171 N. Clark Street
                         Chicago, IL 60601
                         Attn: Senior Vice President and Chief Financial Officer

14. Default. In the event Sublessee shall default in the full performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, then Sublessor shall have the same rights and remedies with respect to such default as are given to Prime Landlord under the Prime Lease with respect to defaults by Sublessor, as tenant under the Prime Lease.

      Notwithstanding the foregoing, this Sublease is separate from and subordinate to the Prime Lease. Anything contained in any provision of this Sublease to the contrary notwithstanding, Sublessee agrees, with respect to the Premises, to comply with and remedy any default within the period allowed to Sublessor as tenant under the Prime Lease.

      If Sublessor shall default in the payment of any rent due under the Prime Lease, Prime Landlord is hereby authorized to collect any rents due or accruing under this Sublease and to apply the net amounts so collected to Base Rent and Additional Rent reserved under the Prime Lease, and Sublessee shall be entitled to apply the net amount so paid to Prime Landlord to Base Rent and Additional Rent due hereunder. The receipt by Prime Landlord of any amounts from Sublessee shall not be deemed or construed as releasing Sublessor from its obligations under the Prime Lease or the acceptance of Sublessee as a direct tenant.

15. Insurance. Sublessee shall maintain with respect to the Premises the insurance, if any, required to be maintained under the Prime Lease. Each such policy shall provide that it cannot be canceled except upon thirty
      (30) days' prior notice to Sublessor and Prime Landlord and shall name Sublessor, Prime Landlord and Prime Landlord's managing agent, if any, as insured parties thereunder, and a copy or certificate thereof shall be delivered to Sublessor and Prime Landlord prior to the Commencement Date for space included in the Premises, and thereafter not less than twenty-five (25) days prior to the expiration of the policy then in effect.

16. Waiver of Subrogation. Whenever (a) any loss, cost, damage, injury or expense resulting from fire, explosion or any other casualty or occurrence normally covered by fire and extended coverage insurance is incurred by either party to this Sublease in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, injury or expenses, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense, to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof would be to invalidate such insurance coverage or increase the cost thereof provided that, in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

17. Requirements of Law. Sublessee shall comply with all laws and ordinances and all rules, orders or regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental authority or of the Board of Fire Underwriters (or any successor thereto), at any time duly issued and in force, attributable to any work (including, without limitation, alteration work to prepare the Premises for occupancy by Sublessee), installation, occupancy, use or manner of use by Sublessee of the Premises or any part thereof. Sublessee shall procure and maintain all licenses and permits required for its business.

18. Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision hereof.

19. Governing Law. This Sublease shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois applicable to contracts made and to be wholly performed within such State and without preference to the conflicts or choice of laws rules of such State.

20. Amendments and Waiver. This Sublease may not be amended, nor may compliance with any provision be waived, except by a written instrument signed by the parties hereto specifying such waiver or modification.

21. Complete Agreement. This Sublease, including all exhibits and agreements referred to herein, constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Sublessee acknowledges it is not relying on any representations or agreements other than those contained in this Sublease. This Sublease shall not be modified, canceled or amended except by written instrument executed by both parties.

22. Successors and Assigns. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and, except as otherwise provided in this Sublease, their assigns.

      IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first hereinabove written.


                               Sublessor:  CHICAGO TITLE AND TRUST COMPANY


Attest: /s/ Kenneth C. Ferraro             By: /s/ Paul T. Sands, Jr.
        ----------------------                 ---------------------------
        Ass't. Secretary                   Its: Executive Vice President

                               Sublessee:  THE CHICAGO TRUST COMPANY


Attest: /s/ Thomas J. Adams                By: /s/ Seymour A. Newman
        ----------------------                 ---------------------------
                                           Its: Senior Vice President